SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 20, 2004



                               AVADO BRANDS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


             Georgia                    0-19542               59-2778983
-------------------------------     ----------------      -------------------
(State or other Jurisdiction of     (Commission File         (IRS Employer
Incorporation or Organization)          Number)           Identification No.)


         Hancock at Washington
           Madison, Georgia                              30650
----------------------------------------       -------------------------
              (Address)                               (Zip Code)

       Registrant's telephone number, including area code: (706) 342-4552

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM 2.05. Costs Associated with Exit or Disposal Activities

     On September 20, 2004, Avado Brands, Inc. (the "Company") continued the restructuring of its Hops concept with the closure of 14 Hops locations. As a result of these closures, the Company will incur an estimated impairment charge of approximately $6.5 to $8.0 million related to the premises and equipment at the closed locations, estimated employee severance costs of approximately $1.0 to $1.5 million and estimated other exit costs of less than $0.5 million. The estimated charges exclude the potential impact from any gains or losses on disposal, as these amounts are not currently determinable. The severance and other exit costs require the outlay of cash, while the impairment charge represents a non-cash charge.

     During 2004, the Company has closed a total of 26 Hops locations, 12 of which were closed prior to September 20, 2004. Additionally, six of the Company's Don Pablo's Mexican Kitchen restaurants have also been closed during 2004. The Company, which filed voluntary petitions in the U.S. Bankruptcy Court for the Northern District of Texas for relief under Chapter 11 of the U.S. Bankruptcy Code on February 4, 2004, continues to operate its remaining restaurants while it restructures.


     Item 2.06. Material Impairments

     The text appearing above under Item 2.05 of this Form 8-K is hereby incorporated by reference in answer to this Item 2.06.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AVADO BRANDS, INC.


                                         By:/s/Louis J. Profumo
                                         ----------------------
                                         Louis J. Profumo
                                         Chief Financial Officer


Date: September 24, 2004


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